Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Exhibit 99.1 Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	January 18, 2017

H.B. Fuller Reports Fourth Quarter 2016 Results

Fourth Quarter Diluted EPS $0.76, Fourth Quarter Adjusted Diluted EPS $0.741;

Fiscal Year 2016 Diluted EPS $2.42, Fiscal Year Adjusted Diluted EPS $2.481;

Fiscal Year 2017 Adjusted Diluted EPS Guidance set at $2.57 to $2.77

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter that ended December 3, 2016.

Note that the 2016 fiscal year had 53 weeks of activity while fiscal years 2015 and 2017 are each the normal 52 weeks in length.2

Items of Note for the Fourth Quarter of 2016:

■

Net revenue grew 5 percent in the fourth quarter of 2016 versus the fourth quarter of 2015. The Engineering Adhesives and Asia Pacific segments delivered double digit revenue and volume growth, and the Americas and EIMEA segments showed expected solid revenue and volume growth;

■

Gross profit margin was 29.2 percent; adjusted gross profit margin[3] of 29.3 percent improved 60 basis points versus the prior year’s fourth quarter, reflecting effective management of pricing and raw material costs;

■	Net income was $39.1 million; adjusted net income was $37.9 million, or $0.74[1] per diluted share, an increase of 7 percent versus the prior year;
■

Adjusted EBITDA margin[4] was 13.9 percent; EIMEA adjusted EBITDA margin[4] was 14 percent in the quarter, up 330 basis points from the prior year; Engineering Adhesives adjusted EBITDA margin exceeded 14 percent and Asia Pacific adjusted EBITDA margins were nearly 12 percent, all up solidly from prior year;

■	Cash flow from operating activities was $50 million in the fourth quarter, driven by solid net income; fiscal year 2016 cash flow from operations was $195 million.

Items of Note for 2017 Guidance:

Based on a comparable 52 week basis:

■	4 percent constant currency revenue growth offset by 3 percent negative foreign currency translation resulting in net 1 percent growth;
■	Adjusted diluted EPS in the range of $2.57 to $2.77, an increase of 10 percent at the mid-point;
■	Adjusted EBITDA margin of approximately 14 percent, an increase of 60 basis points;
■	Core tax rate of approximately 30 percent;
■	Capital expenditures planned at approximately $60 million.

Fiscal 2017 Guidance:

We are introducing an adjusted EPS guidance range of $2.57 to $2.77 for the 2017 year. The mid-point of the adjusted EPS range represents 10 percent earnings growth versus a comparable 52 week year in 2016 as communicated in December. Constant currency growth, on a comparable 52 week basis, is expected to be around 4 percent for 2017 versus the 2016 fiscal year, which will be offset by 3 percentage points of negative foreign currency translation. We expect to deliver adjusted EBITDA margin of approximately 14 percent, reflecting approximately $290 million of adjusted EBITDA in 2017. Our core tax rate, excluding the impact of discrete items, is expected to be about 30 percent. We expect to invest approximately $60 million in capital items in 2017.

This guidance excludes approximately $18 million of previously announced pre-tax restructuring charges as well as other unusual items that cannot be quantified at this time.

Fourth Quarter 2016 Results:

Net income for the fourth quarter of 2016 was $39.1 million, or $0.76 per diluted share, versus net income of $25.0 million, or $0.49 per diluted share, in last year’s fourth quarter. Adjusted diluted earnings per share in the fourth quarter of 2016 were $0.741, up 7 percent versus the prior year’s adjusted result of $0.691. Adjusted EBITDA4 was $79.8 million in the fourth quarter, or 13.9 percent of net revenue.

Net revenue for the fourth quarter of 2016 was $574.9 million, up 4.9 percent versus the fourth quarter of 2015. Higher volume/mix and an extra week positively impacted net revenue growth by 7.8 percentage points. Lower average selling prices and negative foreign currency translation negatively impacted net revenue growth by 2.4 and 0.5 percentage points, respectively. Constant currency revenue5 grew by 5.4 percent year-over-year.

During the quarter, margins improved through effective management of pricing and raw material costs and discretionary expenses. Gross profit margin was 29.2 percent. Adjusted gross profit margin3 was 29.3 percent, an increase of 60 basis points sequentially and versus the prior year. Selling, General and Administrative (SG&A) expense was $106.5 million. Adjusted SG&A expense6 was $109.0 million, up by approximately 4 percent versus last year on a comparable 13 week basis, primarily driven by acquisitions and strategic investments for growth, offset by discretionary expense control.

”We delivered on our strategic and financial commitments in the 2016 fiscal year and are positioned for further success in 2017,” said Jim Owens, H.B. Fuller president and chief executive officer. “We delivered double digit sales growth in Engineering Adhesives, we dramatically improved the EIMEA margin profile and we returned to volume growth in Americas Adhesives. The net result was an improvement of consolidated EBITDA margin by 60 basis points, 14 percent growth in adjusted earnings per share and strong operating cash flow – all in-line with our initial guidance for the year. Our plan for 2017 reflects double digit earnings improvement as a result of constant currency revenue growth and continued margin expansion. The 2017 fiscal year will be another year of strong progress toward our 2020 strategic targets of 17 percent EBITDA margin, sizable operating cash flow and solid organic growth.”

Fiscal Year 2016 Results:

Net income for the 2016 fiscal year was $124.1 million, or $2.42 per diluted share, versus income from continuing operations of $88.4 million, or $1.71 per diluted share, in the 2015 fiscal year. Adjusted diluted earnings per share in the 2016 fiscal year were $2.481, up 14 percent versus the prior year’s result of $2.171.

Net revenue for the 2016 fiscal year was $2,094.6 million, up 0.5 percent versus the 2015 fiscal year. Higher volume/mix and an extra week positively impacted net revenue growth by 3.9 percentage points. Lower average selling prices and negative foreign currency translation negatively impacted net revenue growth by 1.6 and 1.8 percentage points, respectively. Constant currency revenue4 grew by 2.3 percent year-over-year.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2016, we had cash totaling $142 million and total debt of $706 million. This compares to third quarter 2016 cash and debt levels of $133 million and $712 million, respectively. Sequentially, net debt was down approximately $15 million. Cash flow from operations was positive $50 million in the fourth quarter. Capital expenditures were $14 million in the fourth quarter.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter and full-year 2016 results on Thursday, January 19, 2017, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2016 outlook, which are unknown and have not yet occurred.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2016 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended November 28, 2015. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	14 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	December 3, 2016	Net Revenue	November 28, 2015	Net Revenue
Net revenue	$574,907	100.0%	$548,104	100.0%
Cost of sales	(407,086)	(70.8% )	(392,044)	(71.5%	)
Gross profit	167,821	29.2%	156,060	28.5%

Selling, general and administrative expenses	(106,495)	(18.6% )	(103,846)	(18.9%	)
Special charges, net	(1,856)	(0.3% )	(62)	(0.0%	)
Other income (expense), net	54	0.0%	(1,219)	(0.2%	)
Interest expense	(7,645)	(1.3% )	(6,256)	(1.1%	)
Income before income taxes and income from equity method investments	51,879	9.0%	44,677	8.2%

Income taxes	(14,873)	(2.6% )	(21,327)	(3.9%	)

Income from equity method investments	2,221	0.4%	1,750	0.3%
Income from continuing operations	39,227	6.8%	25,100	4.6%

Net income including non-controlling interests	39,227	6.8%	25,100	4.6%

Net income attributable to non-controlling interests	(93)	(0.0% )	(109)	(0.0%	)
Net income attributable to H.B. Fuller	$39,134	6.8%	$24,991	4.6%

Basic income per common share attributable to H.B. Fuller	$0.78		$0.50

Diluted income per common share attributable to H.B. Fuller	$0.76		$0.49

Weighted-average common shares outstanding:
Basic	50,180		50,143
Diluted	51,378		51,194

Dividends declared per common share	$0.14		$0.13

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	December 3, 2016	November 28, 2015	November 29, 2014
Cash & cash equivalents	$142,245	$119,168	$77,569
Trade accounts receivable, net	351,130	364,704	341,307
Inventories	247,399	248,504	251,290
Trade payables	162,964	177,864	174,494
Total assets	2,058,254	2,042,252	1,869,006
Total debt	705,657	722,863	574,884

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	53 Weeks Ended	Percent of	52 Weeks Ended	Percent of
	December 3, 2016	Net Revenue	November 28, 2015	Net Revenue
Net revenue	$2,094,605	100.0%	$2,083,660	100.0%
Cost of sales	(1,484,802)	(70.9% )	(1,515,617)	(72.7%	)
Gross profit	609,803	29.1%	568,043	27.3%

Selling, general and administrative expenses	(407,638)	(19.5% )	(397,558)	(19.1%	)
Special charges	168	0.0%	(4,654)	(0.2%	)
Other income (expense), net	(7,549)	(0.3% )	(2,465)	(0.1%	)
Interest expense	(27,359)	(1.3% )	(25,021)	(1.2%	)
Income from continuing operations before income taxes and income from equity method investments	167,425	8.0%	138,345	6.6%

Income taxes	(50,436)	(2.4% )	(55,855)	(2.7%	)

Income from equity method investments	7,393	0.3%	5,907	0.3%
Income from continuing operations	124,382	5.9%	88,397	4.2%

Income from discontinued operations	-	0.0%	(1,300)	(0.1%	)
Net income including non-controlling interests	124,382	5.9%	87,097	4.2%

Net income attributable to non-controlling interests	(254)	(0.0% )	(417)	(0.0%	)
Net income attributable to H.B. Fuller	$124,128	5.9%	$86,680	4.2%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	2.48		1.75
Income from discontinued operations	-		(0.03)
	$2.48		$1.72

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	2.42		1.71 [1]
Income from discontinued operations	-		(0.03)
	$2.42		$1.69

Weighted-average common shares outstanding:
Basic	50,136		50,274
Diluted	51,270		51,393

Dividends declared per common share	$0.55		$0.51

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of		Adjusted	% of
		14 Weeks Ended	Net		14 Weeks Ended	Net
		December 3, 2016	Revenue	Adjustments	December 3, 2016	Revenue
Net revenue		$574,907	100.0%	$-	$574,907	100.0%
Cost of sales		(407,086)	(70.8% )	(543)	(406,543)	(70.7% )
Gross profit		167,821	29.2%	543	168,364	29.3%

Selling, general and administrative expenses		(106,495)	(18.6% )	2,520	(109,015)	(19.0% )

Acquisition and transformation related costs	(15)
Facility exit costs	(1,841)
Special charges, net		(1,856)	(0.3% )	(1,856)	-	0.0%

Other income (expense), net		54	0.0%	-	54	0.0%
Interest expense		(7,645)	(1.3% )	(58)	(7,587)	(1.3% )
Income before income taxes and income from equity method investments		51,879	9.0%	(63)	51,816	9.0%

Income taxes		(14,873)	(2.6% )	1,161	(16,034)	(2.8% )
- Effective tax rate		28.7%			30.9%

Income from equity method investments		2,221	0.4%	-	2,221	0.4%
Net income including non-controlling interests		39,227	6.8%	(1,224)	38,003	6.6%

Net income attributable to non-controlling interests		(93)	(0.0% )	-	(93)	(0.0% )
Net income attributable to H.B. Fuller		$39,134	6.8%	$(1,224)	$37,910	6.6%

Basic income per common share attributable to H.B. Fuller		$0.78		$(0.02)	$0.76

Diluted income per common share attributable to H.B. Fuller		$0.76		$(0.02)	$0.74 [1]

Weighted-average common shares outstanding:
Basic		50,180		50,180	50,180
Diluted		51,378		51,378	51,378

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of			Adjusted	% of
		13 Weeks Ended	Net			13 Weeks Ended	Net
		November 28, 2015	Revenue		Adjustments	November 28, 2015	Revenue
Net revenue		$548,104	100.0%		$47	$548,151	100.0%
Cost of sales		(392,044)	(71.5%	)	(1,033)	(391,011)	(71.3% )
Gross profit		156,060	28.5%		1,080	157,140	28.7%

Selling, general and administrative expenses		(103,846)	(18.9%	)	(6,326)	(97,520)	(17.8% )

Acquisition and transformation related costs	(120)
Workforce reduction costs	39
Facility exit costs	19
Special charges, net		(62)	(0.0%	)	(62)	-	0.0%

Other income (expense), net		(1,219)	(0.2%	)	-	(1,219)	(0.2% )
Interest expense		(6,256)	(1.1%	)	(75)	(6,181)	(1.1% )
Income before income taxes and income from equity method investments		44,677	8.2%		7,543	52,220	9.5%

Income taxes		(21,327)	(3.9%	)	(2,636)	(18,691)	(3.4% )
- Effective tax rate		47.7%			34.9%	35.8%

Income from equity method investments		1,750	0.3%		-	1,750	0.3%
Net income including non-controlling interests		25,100	4.6%		10,179	35,279	6.4%

Net income attributable to non-controlling interests		(109)	(0.0%	)	-	(109)	(0.0% )
Net income attributable to H.B. Fuller		$24,991	4.6%		$10,179	$35,170	6.4%

Basic income per common share attributable to H.B. Fuller		$0.50			$0.20	$0.70

Diluted income per common share attributable to H.B. Fuller		$0.49			$0.20	$0.69 [1]

Weighted-average common shares outstanding:
Basic		50,143			50,143	50,143
Diluted		51,194			51,194	51,194

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of		Adjusted	% of
		53 Weeks Ended	Net		53 Weeks Ended	Net
		December 3, 2016	Revenue	Adjustments	December 3, 2016	Revenue
Net revenue		$2,094,605	100.0%	$-	$2,094,605	100.0%
Cost of sales		(1,484,802)	(70.9% )	(4,442)	(1,480,360)	(70.7% )
Gross profit		609,803	29.1%	4,442	614,245	29.3%

Selling, general and administrative expenses		(407,638)	(19.5% )	697	(408,335)	(19.5% )

Acquisition and transformation related costs	(258)
Workforce reduction costs	2
Facility exit costs	614
Other related costs	(190)
Special charges, net		168	0.0%	168	-	0.0%

Other income (expense), net		(7,549)	(0.3% )	(684)	(6,865)	(0.3% )
Interest expense		(27,359)	(1.3% )	(280)	(27,079)	(1.3% )
Income from continuing operations before income taxes and income from equity method investments		167,425	8.0%	4,541	171,966	8.2%

Income taxes		(50,436)	(2.4% )	1,656	(52,092)	(2.4% )
-Effective tax rate		30.1%		-36.5%	30.3%

Income from equity method investments		7,393	0.3%	-	7,393	0.3%
Income from continuing operations		124,382	5.9%	2,885	127,267	6.1%

Net income including non-controlling interests		124,382		2,885	127,267

Net income attributable to non-controlling interests		(254)	(0.0% )	-	(254)	(0.0% )
Net income attributable to H.B. Fuller		$124,128	5.9%	$2,885	$127,013	6.1%

Basic income per common share attributable to H.B. Fuller[a]		$2.48		$0.06	$2.53

Diluted income per common share attributable to H.B. Fuller		$2.42		$0.06	$2.48 [1]

Weighted-average common shares outstanding:
Basic		50,136		50,136	50,136
Diluted		51,270		51,270	51,270

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of			Adjusted	% of
		52 Weeks Ended	Net			52 Weeks Ended	Net
		November 28, 2015	Revenue		Adjustments	November 28, 2015	Revenue
Net revenue		$2,083,660	100.0%		$1,002	$2,084,662	100.0%
Cost of sales		(1,515,617)	(72.7%	)	(9,205)	(1,506,412)	(72.3% )
Gross profit		568,043	27.3%		10,207	578,250	27.7%

Selling, general and administrative expenses		(397,558)	(19.1%	)	(12,245)	(385,313)	(18.5% )

Acquisition and transformation related costs	(715)
Workforce reduction costs	37
Facility exit costs	(3,664)
Other related costs	(312)
Special charges		(4,654)	(0.2%	)	(4,654)	-	0.0%

Other income (expense), net		(2,465)	(0.1%	)	-	(2,465)	(0.1% )
Interest expense		(25,021)	(1.2%	)	(260)	(24,761)	(1.2% )
Income before income taxes and income from equity method investments		138,345	6.6%		27,366	165,711	7.9%

Income taxes		(55,855)	(2.7%	)	3,935	(59,790)	(2.9% )
- Effective tax rate		40.4%			-14.4%	36.1%

Income from equity method investments		5,907	0.3%		-	5,907	0.3%
Income from continuing operations		88,397	4.2%		23,431	111,828	5.4%

Income (loss) from discontinued operations		(1,300)			(1,300)	-
Net income including non-controlling interests		87,097	4.2%		24,731	111,828	5.4%

Net income attributable to non-controlling interests		(417)	(0.0%	)	-	(417)	(0.0% )
Net income attributable to H.B. Fuller		$86,680	4.2%		$24,731	$111,411	5.3%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations		1.75			0.47	2.22
Income (loss) from discontinued operations		(0.03)			0.03	-
		$1.72			$0.49	$2.22
Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations		1.71			0.46	2.17 [1]
Income (loss) from discontinued operations		(0.03)			0.03	-
		$1.69			$0.48	$2.17

Weighted-average common shares outstanding:
Basic		50,274			50,274	50,274
Diluted		51,393			51,393	51,393

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	14 Weeks ended December 3, 2016			13 Weeks ended November 28, 2015

	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS

Income from continuing operations	$54,007	$14,873	$0.76	$46,318	$21,327	$0.49

Special charges, net	1,856	452	0.03	62	(698)	0.01
Acquisition project costs[b]	500	141	0.01	3,129	106	0.06
Construction Products[c]	128	45	-	350	(17)	0.01
EIMEA business integration costs[d]	1,210	92	0.02	3,393	253	0.06
Tonsan call option agreement[e]	(5,173)	-	(0.10)	-	-	-
Discrete Tax Impact[f]	-	-	-	-	(2,412)	0.05
Other[g]	1,416	431	0.02	610	132	0.01
Adjusted Earnings	$53,944	$16,034	$0.74	$53,862	$18,691	$0.69

	53 Weeks ended December 3, 2016			52 Weeks ended November 28, 2015

	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS[a]

Income from continuing operations	$174,564	$50,436	$2.42	$143,835	$55,855	$1.71

Special charges, net	(168)	(232)	-	4,654	(49)	0.09
Acquisition project costs[b]	2,633	640	0.04	7,642	659	0.14
Construction Products[c]	128	45	-	4,772	1,668	0.06
EIMEA business integration costs[d]	3,801	289	0.07	5,753	433	0.10
Tonsan call option agreement[e]	(5,370)	-	(0.10)	-	-	-
Discrete Tax Impact[f]	-	-	-	-	-	-
Other[g]	3,517	914	0.05	4,545	1,224	0.06
Adjusted Earnings	$179,105	$52,092	$2.48	$171,201	$59,790	$2.17

a Income per share amounts may not add due to rounding
b Costs related to integrating and accounting for past and potential acquisitions
c Costs related to the ramp up of new business with Lowes and the combination of facilities in Illinois
d Costs related to EIMEA restructuring announced November 2015, plant inefficiencies and inventory variances
e Non-cash costs related to accretion and revaluation of the Tonsan call option agreement
f Catch-up of full-year tax impact due to a rate change at the end of 2015. Item adjusted only in the fourth quarter of 2015, not for the full year 2015 result

g Costs related to the completion and start-up of a new electronics facility in Yantai China, Project ONE development costs, a planned facility closure in the Philippines and the exit from the windows business in Korea

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	14 Weeks Ended	13 Weeks Ended
	December 3, 2016	November 28, 2015
Net Revenue:
Americas Adhesives	$217,639	$212,638
EIMEA	150,328	144,524
Asia Pacific	70,361	63,130
Construction Products	64,235	66,002
Engineering Adhesives	72,344	61,810
Total H.B. Fuller	$574,907	$548,104

Segment Operating Income:[7]
Americas Adhesives	$31,936	$36,758
EIMEA	14,502	6,813
Asia Pacific	6,111	4,115
Construction Products	(2,147)	2,977
Engineering Adhesives	10,924	1,551
Total H.B. Fuller	$61,326	$52,214

Depreciation Expense:
Americas Adhesives	$3,878	$4,030
EIMEA	3,898	3,999
Asia Pacific	1,384	1,359
Construction Products	1,567	1,586
Engineering Adhesives	1,733	1,621
Total H.B. Fuller	$12,460	$12,595

Amortization Expense:
Americas Adhesives	$1,138	$1,038
EIMEA	1,222	1,163
Asia Pacific	478	302
Construction Products	2,507	2,345
Engineering Adhesives	2,641	2,090
Total H.B. Fuller	$7,986	$6,938

EBITDA:[4]
Americas Adhesives	$36,952	$41,826
EIMEA	19,622	11,975
Asia Pacific	7,973	5,776
Construction Products	1,927	6,908
Engineering Adhesives	15,298	5,262
Total H.B. Fuller	$81,772	$71,747

Segment Operating Margin:[7]
Americas Adhesives	14.7%	17.3%
EIMEA	9.6%	4.7%
Asia Pacific	8.7%	6.5%
Construction Products	(3.3% )	4.5%
Engineering Adhesives	15.1%	2.5%
Total H.B. Fuller	10.7%	9.5%

EBITDA Margin:[4]
Americas Adhesives	17.0%	19.7%
EIMEA	13.1%	8.3%
Asia Pacific	11.3%	9.1%
Construction Products	3.0%	10.5%
Engineering Adhesives	21.1%	8.5%
Total H.B. Fuller	14.2%	13.1%

Adjusted EBITDA[4]
Americas Adhesives	$37,336	$42,019
EIMEA	21,039	15,495
Asia Pacific	8,177	6,011
Construction Products	2,967	7,322
Engineering Adhesives	10,235	8,306
Total H.B. Fuller	$79,754	$79,153

Adjusted EBITDA Margin[4]
Americas Adhesives	17.2%	19.8%
EIMEA	14.0%	10.7%
Asia Pacific	11.6%	9.5%
Construction Products	4.6%	11.1%
Engineering Adhesives	14.1%	13.4%
Total H.B. Fuller	13.9%	14.4%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	53 Weeks Ended	52 Weeks Ended
	December 3, 2016	November 28, 2015
Net Revenue:
Americas Adhesives	$806,062	$830,808
EIMEA	545,135	549,569
Asia Pacific	241,827	230,671
Construction Products	256,346	272,693
Engineering Adhesives	245,235	199,919
Total H.B. Fuller	$2,094,605	$2,083,660

Segment Operating Income:[7]
Americas Adhesives	$125,979	$127,778
EIMEA	40,121	15,117
Asia Pacific	15,410	12,953
Construction Products	3,265	13,766
Engineering Adhesives	17,390	871
Total H.B. Fuller	$202,165	$170,485

Depreciation Expense:
Americas Adhesives	$14,730	$15,716
EIMEA	16,795	15,224
Asia Pacific	5,879	5,586
Construction Products	5,495	5,842
Engineering Adhesives	6,291	5,537
Total H.B. Fuller	$49,190	$47,905

Amortization Expense:
Americas Adhesives	$4,249	$4,174
EIMEA	4,646	4,741
Asia Pacific	1,605	1,344
Construction Products	9,482	9,479
Engineering Adhesives	8,513	7,246
Total H.B. Fuller	$28,495	$26,984

EBITDA:[4]
Americas Adhesives	$144,958	$147,668
EIMEA	61,562	35,082
Asia Pacific	22,894	19,883
Construction Products	18,242	29,087
Engineering Adhesives	32,194	13,654
Total H.B. Fuller	$279,850	$245,374

Segment Operating Margin:[7]
Americas Adhesives	15.6%	15.4%
EIMEA	7.4%	2.8%
Asia Pacific	6.4%	5.6%
Construction Products	1.3%	5.0%
Engineering Adhesives	7.1%	0.4%
Total H.B. Fuller	9.7%	8.2%

EBITDA Margin:[4]
Americas Adhesives	18.0%	17.8%
EIMEA	11.3%	6.4%
Asia Pacific	9.5%	8.6%
Construction Products	7.1%	10.7%
Engineering Adhesives	13.1%	6.8%
Total H.B. Fuller	13.4%	11.8%

Adjusted EBITDA[4]
Americas Adhesives	$145,890	$149,285
EIMEA	63,912	41,940
Asia Pacific	24,061	20,514
Construction Products	19,473	34,393
Engineering Adhesives	27,607	21,695
Total H.B. Fuller	$280,943	$267,827

Adjusted EBITDA Margin[4]
Americas Adhesives	18.1%	18.0%
EIMEA	11.7%	7.6%
Asia Pacific	9.9%	8.9%
Construction Products	7.6%	12.6%
Engineering Adhesives	11.3%	10.9%
Total H.B. Fuller	13.4%	12.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

14 Weeks Ended December 3, 2016

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(4.1% )	(1.1% )	(5.2% )	0.8%		(0.6% )	(2.4% )
Volume / Mix	6.5%	5.8%	16.0%	(4.2%	)	21.8%	7.8%
Constant Currency Growth	2.4%	4.7%	10.8%	(3.4%	)	21.2%	5.4%

F/X	0.0%	(0.7% )	0.6%	0.7%		(4.2% )	(0.5% )
	2.4%	4.0%	11.4%	(2.7%	)	17.0%	4.9%

53 Weeks Ended December 3, 2016

	Americas Adhesives		EIMEA		Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(2.9%	)	(1.0%	)	(2.3% )	0.9%		(0.6% )	(1.6% )
Volume / Mix	0.2%		3.0%		10.8%	(6.7%	)	27.9%	3.9%
Constant Currency Growth	(2.7%	)	2.0%		8.5%	(5.8%	)	27.3%	2.3%

F/X	(0.3%	)	(2.8%	)	(3.7% )	(0.2%	)	(4.6% )	(1.8% )
	(3.0%	)	(0.8%	)	4.8%	(6.0%	)	22.7%	0.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	14 Weeks Ended	13 Weeks Ended
	December 3, 2016	November 28, 2015
Net income including non-controlling interests	$39,227	$25,100

Income from equity method investments	(2,221)	(1,750)
Income taxes	14,873	21,327
Interest expense	7,645	6,256
Other income (expense), net	(54)	1,219
Special charges	1,856	62
Segment Operating Income[7]	61,326	52,214

Depreciation expense	12,460	12,595
Amortization expense	7,986	6,938
EBITDA[4]	$81,772	$71,747

EBITDA margin[4]	14.2%	13.1%

Non-recurring costs	(2,018)	7,404
Adjusted EBITDA[4]	$79,754	$79,151

Adjusted EBITDA margin[4]	13.9%	14.4%

	53 Weeks Ended	52 Weeks Ended
	December 3, 2016	November 28, 2015
Net income including non-controlling interests	$124,382	$87,097

Income from discontinued operations	-	1,300
Income from equity method investments	(7,393)	(5,907)
Income taxes	50,436	55,855
Interest expense	27,359	25,021
Other income (expense), net	7,549	2,465
Special charges	(168)	4,654
Segment Operating Income[7]	202,165	170,485

Depreciation expense	49,190	47,906
Amortization expense	28,495	26,984
EBITDA[4]	$279,850	$245,375

EBITDA margin[4]	13.4%	11.8%

Non-recurring costs	1,093	22,452
Adjusted EBITDA[4]	$280,943	$267,827

Adjusted EBITDA margin[4]	13.4%	12.8%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following non-recurring costs listed on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; restructuring in EIMEA related to operational efficiency improvement projects; and the start-up of a new electronics facility in Yantai China. We have not included a reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time.

[2]

The fourth quarter of 2016 had 14 weeks while the fourth quarter of 2015 was the normal 13 weeks in length. Year-over-year comparisons below are provided on an as reported basis. We estimate that the extra week in fiscal year 2016 increased the full-year results by approximately 2 percent.

[3]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes non-recurring costs associated with: integrating and accounting for past and present acquisitions; the closing of a facility in the Philippines; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; and inventory adjustments and plant inefficiencies in EIMEA related to the business integration. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[4]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. We have not included a reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[5]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume and mix and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

[6]

Adjusted SG&A expense is a non-GAAP financial measure which excludes non-recurring costs associated with: integrating and accounting for past and present acquisitions; ramping up new business with Lowes; restructuring charges in EIMEA related to operational efficiency improvement projects and the prior year’s implementation of SAP in North America.

[7]	Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.